UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2006

Commission File Number	Registrant; State of Incorporation; Address and Telephone Number	IRS Employer Identification No.

1-11459	PPL Corporation (Exact name of Registrant as specified in its charter) (Pennsylvania) Two North Ninth Street Allentown, PA 18101-1179 (610) 774-5151	23-2758192

333-74794	PPL Energy Supply, LLC (Exact name of Registrant as specified in its charter) (Delaware) Two North Ninth Street Allentown, PA 18101-1179 (610) 774-5151	23-3074920

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant's Business and Operations
Item 1.01 Entry into a Material Definitive Agreement

On July 5, 2006, PPL Montana, LLC ("PPL Montana") entered into a new seven-year power purchase and sale agreement (the "Agreement") with NorthWestern Corporation ("NorthWestern") pursuant to which PPL Montana will provide wholesale electricity supply to NorthWestern as follows:

(i)	Beginning July 1, 2007 and continuing through June 30, 2010, PPL Montana will provide 325 megawatts of on-peak supply and 175 megawatts of off-peak supply;
(ii)	From July 1, 2010 through June 30, 2012, PPL Montana will provide 275 megawatts of on-peak supply and 150 megawatts of off-peak supply; and
(iii)	From July 1, 2012 through June 30, 2014, PPL Montana will provide 200 megawatts of on-peak supply and 125 megawatts of off-peak supply.

The price for this electricity supply starts at $44.95 per megawatt-hour in July 2007 and increases to $52.95 per megawatt-hour by the end of the term of the Agreement. On-peak supply is Monday through Saturday, 6:00 a.m. to 10:00 p.m.

PPL Montana’s electricity supply obligations under the Agreement are conditioned upon it continuing to have the requisite authority from the Federal Energy Regulatory Commission ("FERC") to charge market-based rates for all sales under the Agreement, and PPL Montana may terminate the Agreement if the FERC or any court of competent jurisdiction issues an order or decision that terminates, invalidates or suspends its market-based rate authority. PPL Montana also may terminate the Agreement if it is required by any governmental entity in the State of Montana (through exercise of rights of eminent domain or otherwise) to divest any power generation facility that it then owns, in whole or in part, in the State of Montana.

The Confirmation Letter (the "Confirmation Letter") reflecting the Agreement is attached to this Form 8-K as Exhibit 10(a). The Confirmation Letter incorporates the Master Power Purchase and Sale Agreement dated October 15, 2001, between PPL Montana and NorthWestern.

PPL Montana currently has agreements to sell 450 megawatts of wholesale electricity supply to NorthWestern. These agreements will expire on June 30, 2007.

PPL Montana is an indirect, wholly owned subsidiary of PPL Energy Supply, LLC ("PPL Energy Supply"), which is an indirect, wholly owned subsidiary of PPL Corporation ("PPL").

The terms of the Agreement are consistent with the assumptions in PPL’s long-term earnings forecast of $3.50 per share in 2010.

Section 8 - Other Events
Item 8.01 Other Events

On June 30, 2006, PPL Southwest Generation Holdings, LLC ("PPL Southwest") and LS Power Generation II, LLC ("LS Power") completed the previously announced sale by PPL Southwest to LS Power of its 50% ownership interest in the 600-megawatt Griffith power plant in Kingman, Arizona for approximately $115 million in cash. PPL Southwest is an indirect, wholly owned subsidiary of PPL Energy Supply, which is an indirect, wholly owned subsidiary of PPL.

The Griffith plant began commercial operation in January 2002 and was jointly owned by PPL Southwest and a subsidiary of Duke Energy Corporation. LS Power acquired Duke’s interest in the Griffith plant on May 4, 2006.

PPL and PPL Energy Supply will record an unusual, non-cash charge related to this transaction of approximately $15 million (or $0.04 per share for PPL) after taxes in the second quarter of 2006. Proceeds of the sale are expected to be used to fund a portion of the companies’ capital expenditure requirements.

Section 9 - Financial Statements and Exhibits
Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

	10(a) -	Confirmation Letter dated July 5, 2006, between PPL Montana and NorthWestern

Statements made in this Form 8-K report, including statements with respect to future earnings and energy supply, are "forward-looking statements" within the meaning of the federal securities laws. Although PPL Corporation and PPL Energy Supply, LLC (together, “PPL”) believe that the expectations and assumptions reflected in these forward-looking statements are reasonable, these statements involve a number of risks and uncertainties, and actual results may differ materially from the results discussed in the statements. The following are among the important factors that could cause actual results to differ materially from the forward-looking statements: market demand and prices for energy, capacity and fuel; market prices for crude oil and the potential impact on synthetic fuel operations, synthetic fuel purchases from third parties and the phase-out of synthetic fuel tax credits; weather conditions affecting generation production, customer energy usage and operating costs; competition in retail and wholesale power markets; liquidity of wholesale power markets; the effect of any business or industry restructuring; the profitability and liquidity of PPL and its subsidiaries, including access to capital markets and credit facilities; new accounting requirements or new interpretations or applications of existing requirements; operation and availability of generation facilities and operating costs; transmission and distribution system conditions and operating costs; current and future environmental conditions and requirements and the related costs of compliance, including environmental capital expenditures and emission allowance and other expenses; significant delays in the planned installation of pollution control equipment at PPL’s coal-fired generating units in Pennsylvania due to weather conditions, contractor performance or other reasons; development of new projects, markets and technologies; performance of new ventures; asset acquisitions and dispositions; political, regulatory or economic conditions in states, regions or countries where PPL or its subsidiaries conduct business; any impact of hurricanes or other severe weather on PPL’s business, including any impact on fuel prices; receipt of necessary governmental permits, approvals and rate relief; new state, federal or foreign legislation, including new tax legislation; state, federal and foreign regulatory developments, including any adverse decisions regarding the market-based rate authority of PPL Montana, LLC or PPL’s other generation subsidiaries; any impact of state, federal or foreign investigations applicable to PPL and its subsidiaries and the energy industry; capital markets conditions, including changes in interest rates, and decisions regarding capital structure; stock price performance of PPL Corporation; the market prices of equity securities and the impact on pension costs and resultant cash funding requirements for defined benefit pension plans; securities and credit ratings; foreign currency exchange rates; the outcome of litigation against PPL and its subsidiaries; potential effects of threatened or actual terrorism or war or other hostilities; and commitments and liabilities of PPL and its subsidiaries. Any such forward-looking statements should be considered in light of such important factors and in conjunction with PPL’s Form 10-K and other reports on file with the Securities and Exchange Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

PPL CORPORATION

By:	/s/ Matt Simmons Matt Simmons Vice President and Controller

PPL ENERGY SUPPLY, LLC

By:	/s/ Matt Simmons Matt Simmons Vice President and Controller

Dated: July 6, 2006